                                                                    EXHIBIT 10.3






                           STOCK PURCHASE AGREEMENT

                                 by and among

                            HARLYN PRODUCTS, INC.,
                           a California corporation

                                  ("Seller"),

                             HARLYN INTERNATIONAL
                      a private Thailand limited company

                               (the "Company"),

                                      and

                       THE L.L. KNICKERBOCKER CO., INC.,
                           a California corporation

                                   ("Buyer")

                          Dated:  September 30, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                      ----
ARTICLE I     DEFINITIONS............................................  1

   1.1        Defined Terms..........................................  1
   1.2        Other Defined Terms....................................  4

ARTICLE II    PURCHASE AND SALE OF STOCK.............................  4

   2.1        Transfer of Stock......................................  4
   2.2        Consideration for Stock................................  4

ARTICLE III   SETTLEMENT.............................................  5

   3.1        Settlement.............................................  5
   3.2        Documents to be Delivered..............................  5

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF SELLER AND
              THE COMPANY............................................  6

   4.1        Representations Regarding the Company..................  6
   4.2        Representations Regarding the Seller................... 16

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF BUYER................ 17

   5.1        Organization of Buyer.................................. 17
   5.2        Authority Relative to Agreement........................ 17
   5.3        No Conflict or Violation............................... 17
   5.4        Consents and Approvals................................. 18
   5.5        Litigation............................................. 18
   5.6        Brokers and Finders.................................... 18
   5.7        Material Misstatements or Omissions.................... 18

ARTICLE VI    ACTIONS BY SELLER, THE COMPANY AND BUYER PRIOR TO THE
              SETTLEMENT DATE........................................ 19

   6.1        Maintenance of Business................................ 19
   6.2        Certain Prohibited Transactions........................ 19
   6.3        Investigation by Buyer................................. 20
   6.4        Consents and Best Efforts.............................. 21
   6.5        Notification of Certain Matters........................ 21

ARTICLE VII   CONDITIONS TO SELLER'S OBLIGATIONS..................... 21

   7.1        Representations, Warranties and Covenants.............. 21
   7.2        Consents............................................... 21

   7.3        No Governmental Proceeding or Litigation............... 22
   7.4        Commitment to Purchase Inventory....................... 22
   7.5        Certificates........................................... 22
   7.6        Corporate Documents.................................... 22

ARTICLE VIII  CONDITIONS TO BUYER'S OBLIGATIONS...................... 22

   8.1        Representations, Warranties and Covenants.............. 22
   8.2        Consents............................................... 23
   8.3        No Governmental Proceeding or Litigation............... 23
   8.4        Transfer of Shares of Capital Stock by Other
              Shareholders........................................... 23
   8.5        Certificates........................................... 23
   8.6        Corporate Documents.................................... 23
   8.7        Completion of Due Diligence............................ 23

ARTICLE IX    [INTENTIONALLY OMITTED]................................ 23

ARTICLE X     ACTIONS BY SELLER, THE COMPANY AND BUYER AFTER THE
              SETTLEMENT............................................. 24

  10.1        Books and Records...................................... 24
  10.2        Further Assurances..................................... 24
  10.3        Filing Tax Returns..................................... 24

ARTICLE XI    INDEMNIFICATION........................................ 24

  11.1        Survival of Representations, Etc....................... 24
  11.2        Indemnification........................................ 25

ARTICLE XII   MISCELLANEOUS.......................................... 25

  12.1        Termination............................................ 25
  12.2        Assignment............................................. 26
  12.3        Notices................................................ 26
  12.4        Choice of Law.......................................... 27
  12.5        Entire Agreement; Amendments and Waivers............... 27
  12.6        Counterparts........................................... 27
  12.7        Invalidity............................................. 27
  12.8        Headings............................................... 28
  12.9        Expenses............................................... 28
  12.10       Publicity.............................................. 28
  12.11       Confidential Information............................... 28

                            STOCK PURCHASE AGREEMENT
                            ------------------------

          THIS STOCK PURCHASE AGREEMENT, dated as of September 30, 1996, is made by and among HARLYN PRODUCTS, INC., a California corporation ("Seller"), HARLYN INTERNATIONAL, a private Thailand limited company (the "Company"), and THE L.L. KNICKERBOCKER CO., INC., a California corporation (the "Buyer").

                               R E C I T A L S :
                               ----------------

          A. Seller owns 149,993 ordinary shares, with a par value of 100 baht per share, of the Company (collectively, the "Stock"). The Company is currently engaged in the business of the manufacture and sale of fine jewelry (the "Business").

          B. Buyer desires to purchase from Seller, and Seller desires to transfer to Buyer, all of the Stock upon the terms and subject to the conditions set forth in this Agreement.

                              A G R E E M E N T :
                              ------------------

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms
          -------------

          As used herein, the terms below shall have the following meanings:

          "Actions" shall mean any action, claim, suit, litigation, proceeding,
           -------
dispute, arbitration or investigation and any outstanding order, writ, injunction, judgment or decree.

          "Affiliate" shall mean any person, corporation, partnership or other
           ---------
entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified entity or person. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote fifty person (50%) or more of the outstanding voting securities or interests of such person or entity.

          "Balance Sheet Date" shall mean June 30, 1996.
           ------------------

          "Benefit Arrangement" shall mean any written employment, consulting,
           -------------------
severance or other similar contract, arrangement or policy and each written plan, arrangement, program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

          "Books and Records" shall mean (i) all records and lists pertaining to
           -----------------
the business, customers, suppliers or personnel of the Company, (ii) all product, business and marketing plans of the Company and (iii) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Company in connection with its Business.

          "Buyer" shall mean The L.L. Knickerbocker Co., Inc., a California
           -----
corporation.

          "Company" shall mean Harlyn International, a private Thailand limited
           -------
company.

          "Condition" shall mean the condition (financial or other), business,
           ---------
prospects, assets, liabilities and/or operations of the Company.

          "Disclosure Schedules" means the schedules delivered by Seller to
           --------------------
Buyer on or prior to the Settlement Date which set forth exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by Article IV hereof and other provisions of this Agreement.

          "Encumbrances" shall mean any claim, lien, pledge, option, charge,
           ------------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance, community property rights, or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future and any contingent sale or other title retention agreement or lease in the nature thereof.

          "Environmental Laws" shall mean all federal, state, local or foreign
           ------------------
statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, agency guidelines or principles of law which (i) regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation or disposal of hazardous, toxic or otherwise dangerous substances (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property or (ii) impose liability with respect to any of the foregoing.

          "Execution Date" shall mean September 30, 1996, or such other date as
           --------------
may be mutually agreed upon in writing by Seller and Buyer.

          "Execution Financial Statements" shall mean the balance sheet and the
           ------------------------------
related statements of operations, stockholders' equity and cash flows for the Company as of and for the period ended on the Execution Financial Statements Date, together with the notes thereto.

          "Execution Financial Statements Date" shall mean the Execution Date.
           -----------------------------------

          "Facilities" shall mean all offices, buildings and other real property
           ----------
and related facilities which are owned or leased by the Company.


          "Financial Statements" shall mean the balance sheet and the related
           --------------------
statements of operations, stockholders' equity and cash flows for the Company as of, and for the year ended, June 30, 1996, together with the notes thereto which were audited by Deloitte Touche Komatsu, employees of which are the Company's statutory auditors.

          "Fixtures and Equipment" shall mean all of the furniture, fixtures,
           ----------------------
furnishings, machinery and equipment owned by the Company and located in, at or upon the Facilities as of the Balance Sheet Date plus all additions, replacements or deletions since the Balance Sheet Date in the ordinary course of the Company's Business.

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
Condition of the Company.

          "Permit(s)" shall mean any and all licenses, permits, franchises,
           ---------
approvals, authorizations, consents, orders or other permits of, or filings with, any governmental authority, whether foreign, federal, state, county or local relating to the operation of the Company's Business.

          "Representative" shall mean any officer, director, principal,
           --------------
attorney, accountant, agent, employee or other representative.

          "Seller" shall mean Harlyn Products, Inc., a California corporation.
           ------

          "Settlement Date" shall mean October 15, 1996, or such other date as
           ---------------
shall be agreed to in writing by Buyer and Seller.

          "Subsidiaries" shall mean all corporations, partnerships, joint
           ------------
ventures or other entities in which the Company either owns capital stock, is a general or limited partner or is in some other manner affiliated through an investment or participation in the equity of such entities.

          "Taxes" shall mean any federal, state, local or foreign income, sales,
           -----
use, transfer, payroll, personal property, occupancy, franchise, premium or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon.

     1.2   Other Defined Terms
           ----------------------

           The following terms shall have the meanings given such terms in the Sections set forth below:

                     Term                         Section
                     ----                         -------
                     Business                     Recitals
                     Company Documents            4.1(a)
                     Contracts                    4.1(q)
                     Damages                      11.2(a)
                     Net Asset Value              2.2
                     Other Shareholders           2.1
                     Proprietary Rights           4.1(u)
                     Purchase Price               2.2
                     Settlement                   3.1
                     Stock                        Recitals
                     Transfer                     2.1


                                ARTICLE II
                                ----------

                         PURCHASE AND SALE OF STOCK
                         --------------------------

     2.1  Transfer of Stock
          -----------------

          Upon the terms and subject to the conditions contained herein, Seller will sell, convey, transfer, assign and deliver (collectively, "Transfer") to Buyer, and Buyer will acquire on the Settlement Date, the Stock, free and clear of all Encumbrances. In addition, Seller agrees to use its best efforts to cause all of the shareholders of the Company, other than Seller (the "Other Shareholders"), to Transfer to Buyer on or before the Settlement Date all shares of capital stock of the Company owned by the Other Shareholders, free and clear of all Encumbrances. In order to effect the Transfer of the Stock to Buyer on the Settlement Date, Seller agrees to execute all documents necessary to instruct Wells Fargo Bank, or any other holder of the Stock on the Settlement Date, to effect such Transfer.

          Notwithstanding the foregoing, for financial reporting purposes the Transfer of the Stock shall be deemed to be effective as of July 1, 1996.

     2.2  Consideration for Stock
          -----------------------

          Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Stock, Buyer shall pay to Seller a purchase price (the "Purchase Price") which shall be equal to the Net Asset Value (as hereinafter defined) of the Company. The term "Net Asset Value" shall mean the aggregate value of total assets of the Company as of June 30, 1996 reduced by the aggregate value of total liabilities of the Company as of June 30, 1996, subject to certain adjustments and/or eliminations of accounts as set forth in that certain Letter of Intent dated September 20, 1996 by and between Seller and The L.L. Knickerbocker (Thai) Co. Ltd., a wholly owned subsidiary of Buyer, and rolled forward to reflect the values of such assets and liabilities as of September 30, 1996. The parties hereto agree that the Net Asset Value is the aggregate amount set forth on Schedule 2.2 attached hereto and that such amount is subject to adjustment for any increase or decrease in the aggregate amount of the Net Asset Value as determined upon verification by the Buyer of the values in Schedule 2.2 attached hereto. The Purchase Price shall be paid as follows: (a) on the Execution Date, $1,000,000 cash shall be paid by Buyer to Wells Fargo Bank to hold in escrow until such time that (i) Seller and the Company deliver to Buyer the Disclosure Schedules and Buyer completes its review of such Disclosure Schedules, and Buyer, in its sole discretion, approves such Disclosure Schedules, (ii) the respective Boards of Directors of the Seller and the Company approve the execution and delivery of the Agreement and the consummation by the Seller and the Company of the transactions contemplated thereby, and (iii) Seller obtains the requisite consents of Wells Fargo Bank and Bank of Boston to the execution and delivery of the Agreement by the Seller and the Company and the consummation by the Seller and the Company of the transactions contemplated thereby, and at such time that Buyer notifies Wells Fargo Bank of the occurrence of such events then the $1,000,000 amount shall be released from escrow and paid to Wells Fargo Bank and/or Bank of Boston and/or Seller in accordance with their mutual agreement, with such amounts to be paid to said banks in partial repayment of obligations of Seller and the Company to said banks; and (b) the remainder of the Purchase Price, approximately $1,150,000, shall be paid on the Settlement Date by Buyer to Wells Fargo Bank and/or Bank of Boston and/or Seller in accordance with their mutual agreement, with such amounts to be paid to said banks in partial repayment of obligations of Seller and the Company to said banks; provided, however, such payment shall be contingent upon the satisfaction of the requirements contained in Section 8.7 of this Agreement.

                                  ARTICLE III
                                  -----------

                                  SETTLEMENT
                                  ----------

     3.1  Settlement
          ----------

          The closing of the transactions contemplated herein (the "Settlement")
shall be held at 10:00 a.m. local time on the Settlement Date at               ,
                                                                 --------------
unless the parties hereto otherwise agree.

     3.2  Documents to be Delivered
          -------------------------

          (a) To effect the Transfer of the Stock referred to in Section 2.1 and the delivery of the consideration described in Section 2.2 hereof, Seller and Buyer shall, on the Settlement Date, deliver the following:

               (i) Seller shall have delivered to Buyer certificate(s) evidencing the Stock, free and clear of any Encumbrances of any nature whatsoever, accompanied by a separate share transfer deed duly endorsed for Transfer of the Stock;

              (ii) Buyer and Seller shall each deliver all documents required to be delivered by them, respectively, pursuant to Articles VII and VIII, respectively;

               (iii) Buyer shall deliver to Seller the remaining balance of the Purchase Price as provided in Section 2.2; and

               (iv) Seller shall deliver to Buyer letters of resignation of all of the members of the Board of Directors of the Company effective as of the Settlement Date.

          (b) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Seller pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Seller.

                                  ARTICLE IV
                                  ----------

                         REPRESENTATIONS AND WARRANTS
                         ----------------------------
                           OF SELLER AND THE COMPANY
                           -------------------------

     4.1  Representations Regarding the Company
          -------------------------------------

          Each of the Seller and the Company hereby, jointly and severally, represent and warrant to Buyer, except as set forth on the Disclosure Schedules attached hereto, the following:

               (a) Organization and Qualification.  The Company is a private
                   ------------------------------
     Thailand limited company duly organized, validly existing and in good standing under the laws of Thailand and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect. Copies of the Memorandum of Association, Articles of Association, Certificate of Registration and Affidavit along with Statement of Purpose (collectively, the "Company Documents") of the Company heretofore delivered to the Buyer are accurate and complete as of the date hereof.

               (b) Subsidiaries.  The Company does not have any direct or
                   ------------
     indirect Subsidiaries other than Harlyn Thailand, a private Thailand limited company, all of the shares of capital stock of which shall be Transferred by the Company prior to the Settlement Date.

               (c) Capitalization.  The Company has authorized 150,000 ordinary
                   --------------
     shares, with a par value of 100 baht per share, all of which are issued and outstanding. There are no other shares of capital stock or other equity securities of the Company outstanding, and no other outstanding options, warrants, rights to subscribe (including any preemptive rights), calls or commitments of any character whatsoever to which the Company is a party or may be bound, requiring the issuance or sale of shares of any capital stock or other equity securities of the Company or securities or rights convertible into or exchangeable for such shares or other equity securities, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities.

               (d) Authority Relative to Agreement.  The Company has the
                   -------------------------------
     requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly approved by the board of directors and shareholders of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and
     (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

               (e) No Conflict or Violation.  Neither the execution and delivery
                   ------------------------
     of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of (A) the Company Documents or (B) except as set forth on Schedule 4.1(e) of the Disclosure Schedules, to the actual knowledge of the Seller and the Company, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, Permit, partnership agreement or other instrument or obligation to which the Company is a party or to which the Company or any of its properties or assets may be subject, (ii) subject to compliance with the statutes and regulations referred to in
     Section 4.1(f) hereof, to the actual knowledge of the Seller and the Company, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets; except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate, would not have a Material Adverse Effect or (iii) except as set forth on Schedule 4.1(e) of the Disclosure Schedules, to the actual knowledge of the Seller and the Company, result in the payment by, or the creation of any obligation (absolute or contingent) to pay on behalf of, the Company of any severance, termination, "golden parachute" or other similar payments pursuant to any employment or other agreements of the Company.

               (f) Consents and Approvals.  Except as set forth on Schedule
                   ----------------------
     4.1(f) of the Disclosure Schedules and except for the approval of the Board of Investment of the Government of Thailand of the Transfer of the Stock, to the actual knowledge of the Seller and the Company, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement.

               (g) Financial Statements.  The Financial Statements as of and for
                   --------------------
     the year ended June 30, 1996 have been examined by Deloitte Touche Komatsu, employees of which are the Company's statutory auditors. The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby. The Financial Statements fairly and accurately present the assets, liabilities and financial position of the Company as of the date thereof and the results of operations and changes in shareholders' equity and cash flows for the period then ended. At the Balance Sheet Date, there were no material liabilities of the Company required to be reflected on the Financial Statements in accordance with generally accepted accounting principles other than the liabilities shown or reflected in the Financial Statements or the notes thereto. On the Execution Date, the Company will deliver to Buyer the Execution Financial Statements. The Execution Financial Statements will have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby. The Execution Financial Statements will fairly and accurately present the assets, liabilities and financial position of the Company as of the date thereof and the results of operations and changes in shareholders' equity and cash flows for the periods then ended. At the Execution Financial Statements Date, there will be no material liabilities of the Company required to be reflected on the Execution Financial Statements in accordance with generally accepted accounting principles except liabilities shown or reflected in the Execution Financial Statements or the notes thereto.

               (h)  Books and Records.
                    ------------------

                    (i) The Company has made and kept (and given Buyer access to) the Books and Records and accounts, which, in reasonable detail, accurately reflect the activities, transactions and business of the Company.

                    (ii) The minute books of the Company previously delivered to Buyer accurately reflect all action previously taken by the shareholders, boards of directors and committees of the boards of directors of the Company and contain a true and complete copy of each of the Company Documents, and all amendments thereto, of the Company. The stock book records of the Company previously delivered to Buyer are true, correct and complete.

               (i)  Litigation.  Except as set forth on Schedule 4.1(i) of the
                    ----------
     Disclosure Schedules, there are no Actions pending or, to the actual knowledge of the Seller and the

     Company, threatened (i) against the Company or the Seller which would have a Material Adverse Effect or (ii) seeking to enjoin the transactions contemplated hereby. Except as set forth on Schedule 4.1(i) of the Disclosure Schedules, to the actual knowledge of Seller and the Company, the Company is not subject to any order, judgment, writ, injunction or decree which would have a Material Adverse Effect.

                (j) Compliance with Law.  To the actual knowledge of the Seller
                    -------------------
     and the Company, (i) the Company has not violated or failed to comply with any statute, law (including, without limitation, any Environmental Laws), ordinance, regulation, rule, decree or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations, (ii) the conduct of the Company's business is in conformity with all building code, health and environmental requirements and (iii) the conduct of the Company's business is in conformity with all energy, public utility, zoning and all other foreign, federal, state and local governmental and regulatory requirements, except, with respect to clauses
     (i), (ii) and (iii) above, where the aggregate of all such violations, failures to comply and non-conformities would not have a Material Adverse Effect.

                (k) Permits.  To the actual knowledge of the Seller and the
                    -------
     Company, the Company has all Permits from governmental agencies required to conduct its present Business as now being conducted, except such Permits the failure of which to obtain would not have a Material Adverse Effect. All Permits of the Company are valid and in full force and effect.

                (l) Changes.  Except as described on Schedule 4.1(l) of the
                    -------
     Disclosure Schedules, since the Balance Sheet Date, none of the following have occurred:

                    (i) material adverse change in the financial condition, working capital, shareholders' equity, assets, liabilities, reserves, revenues, income or Condition of the Company;

                    (ii) change in accounting methods, principles or practices by the Company affecting its assets, liabilities or Condition;

                    (iii) revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

                    (iv) damage, destruction or loss (whether or not covered by insurance) which had or will have a Material Adverse Effect;

                    (v) cancellation of any indebtedness or waiver or release of any right or claim of the Company relating to its business activities or properties which had or will have a Material Adverse Effect;

                    (vi) declaration, setting aside or payment of dividends or distributions by the Company in respect of the Stock, or any redemption, purchase or other acquisition of any stock or other securities of the Company;

                    (vii) issuance by the Company of, or commitment of the Company to issue, any shares of stock or other equity securities or securities or other rights convertible into or exchangeable for shares of stock or other equity securities;

                    (viii) adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company;

                    (ix) increase in the rate of compensation payable or to become payable to any director, officer or other employee of the Company or any consultant, representative or agent of the Company, including without limitation, the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such person;

                    (x) adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition, results of operations or Condition of the Company or the relationships between the employees of the Company and the management of the Company;

                    (xi) amendment, cancellation or termination of any material contract, agreement, lease or Permit relating to the Company or its Business or operations or entry into any commitment, contract or transaction which is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

                    (xii) mortgage, pledge or other encumbrance of any assets of the Company;

                    (xiii) sale, assignment or transfer of any of the assets or properties of the Company, other than in the ordinary course of business;

                    (xiv) except in the ordinary course of business, incurrence of indebtedness by the Company for borrowed money or commitment to borrow money entered into by the Company, or loans made or agreed to be made by the Company, or the guaranty of any indebtedness by the Company;

                    (xv) incurrence of any material amount of liabilities, except liabilities incurred in the ordinary course of business and consistent with past practice, or material increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

                    (xvi) payment, discharge or satisfaction of any material liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business since the Balance Sheet Date;

                    (xvii) except in the ordinary course of business, capital expenditure by the Company, the execution of any lease by the Company or the incurring of any obligation by the Company to make any capital expenditure or execute any lease;

                    (xviii) failure to pay or satisfy when due any obligation of the Company except where the failure would not have a Material Adverse Effect;

                    (xix) failure to diligently carry on the Business of the Company in the ordinary course so as to keep available to the Buyer the services of the Company's employees, and to preserve for the Buyer the Business of the Company and the goodwill of the Company's suppliers, customers and others having business relations with it;

                    (xx) disposition or lapsing of any Proprietary Rights or any disposition or disclosure to any person of any Proprietary Rights not theretofore a matter of public knowledge;

                    (xxi) any other event or condition which has or might reasonably be expected to have a Material Adverse Effect; or

                    (xxii) agreement by the Company to do any of the things described in the preceding clauses (i) through (xxi) other than as expressly provided for herein.

               (m) Liabilities.  The Company has no liabilities, obligations or
                   -----------
     commitments of any nature (whether accrued, absolute, contingent or otherwise and whether matured or unmatured), including, without limitation, Tax liabilities due or to become due, except (i) liabilities reflected or provided for in the Financial Statements, (ii) liabilities for lease obligations under the leases listed on Schedule 4.1(p) of the Disclosure Schedules, (iii) liabilities not required to be reflected on a balance sheet or in the notes thereto in accordance with generally accepted accounting principles which do not exceed $25,000 in the aggregate, and
     (iv) liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with the Company's past practice which do not, in any case, exceed $100,000 in the aggregate.

               (n)  Taxes and Tax Returns.
                    ----------------------

                    (i) The Company (and any affiliated group of which the Company is now or has been a member) has timely filed with the appropriate taxing authorities all returns in respect of Taxes required to be filed through the date hereof. The information filed is complete and accurate in all material respects. Except as specified on Schedule 4.1(n) of the Disclosure Schedules, neither the Company nor any group of which the Company is now or was a member, has requested any extension of time within which to file returns in respect of any Taxes.

                    (ii) All Taxes in respect of periods ending on or before June 30, 1996 have been timely paid or will be timely paid by the Company and the Seller, or an adequate reserve has been established therefor, as set forth on Schedule 4.1(n) of the Disclosure Schedules or in the Financial Statements, and the Company has no material liability for Taxes in excess of the amounts so paid or reserves so established.

                    (iii) Except as set forth on Schedule 4.1(n) of the Disclosure Schedules, no deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Company or the Seller with respect to the operations of the Company. Except as set forth in Schedule 4.1(n) of the Disclosure Schedules, there are no pending or, to the actual knowledge of the Seller and the Company, threatened audits, investigations or claims for or relating to any liability in respect of Taxes.

               (o) Fixed Assets; Inventory.  The fixed assets of the Company
                   -----------------------
     shown on the Financial Statements are valued at or below actual cost less a depreciation charge calculated in accordance with the description contained in the footnotes to the Financial Statements. The values at which the inventories are shown on the Financial Statements have been determined in accordance with the normal valuation policy of the Company, in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby, with adequate provisions or adjustments for excess inventory, slow-moving inventory and inventory obsolescence and skrinkage and are valued at the lower of cost or realizable value. Except as set forth on Section 4.1(o) of the Disclosure Schedules or in the Financial Statements and the notes thereto, the Company has good and marketable title to all land, buildings, machinery, equipment, fixtures, furnishings, real property improvements and other assets (tangible or intangible) reflected in the Financial Statements or acquired after the Balance Sheet Date, free and clear of all Encumbrances. Schedule 4.1(o) of the Disclosure Schedules contains a complete and accurate list of all real property owned or leased by the Company and a list of each location where the Company maintains a Facility. The Company enjoys peaceful and undisturbed possession of all such real property and all of the buildings, machinery, equipment, fixtures, furnishings, real property improvements (including leasehold improvements) and other tangible assets located thereon, and there are no pending or threatened condemnation proceedings relating to any of the same. To the actual knowledge of the Seller and the Company, all of such buildings, machinery, equipment, fixtures, furnishings, real property improvements (including leasehold improvements) and other tangible assets owned, leased or used by the Company in the conduct of its business are (a) insured to the extent and in a manner customary in the industry in which the Company is engaged, (b) structurally sound with no known material defects, (c) in good operating condition and repair, subject to ordinary wear and tear, (d) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which would not be material, (e) sufficient for the operation of the Company's Business as presently conducted and (f) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a Material Adverse Effect.

               (p) Leases.  Schedule 4.1(p) of the Disclosure Schedules contains
                   ------
     a complete and accurate list of all leases pursuant to which the Company leases real or personal property. To the actual knowledge of the Seller and the Company, except as set forth on Schedule 4.1(e) of the Disclosure Schedules, (i) all such leases are valid, binding and enforceable in accordance with their terms and are in full force and effect and (ii) no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of the Company.

               (q) Contracts and Commitments.  All executory contracts, plans,
                   -------------------------
     undertakings and commitments to which the Company is a party or by which the Company is bound (collectively, the "Contracts"), of the following categories are listed on Schedule 4.1(q) of the Disclosure Schedules:

                    (i)    partnership or joint venture agreements;

                    (ii) Contracts not made in the ordinary course of business;

                    (iii) employment contracts, including without limitation, contracts to employ executive officers and other contracts with present or former officers, directors or shareholders;

                    (iv)   labor or union contracts;

                    (v) distribution, franchise, license, sales, agency or advertising contracts that are material to the Business of the Company or which are not terminable on thirty (30) days notice or less, whether or not material;

                    (vi) options with respect to any property, real or personal, whether as grantor or grantee;

                    (vii) Contracts made in the ordinary course of business involving expenditures or liabilities, actual or potential, in excess of $50,000;

                    (viii) Contracts or commitments relating to commission arrangements with others;

                    (ix) promissory notes, loans, agreements, indentures, evidences of indebtedness, guarantees or other instruments relating to the lending of money individually in excess of $25,000 or in the aggregate in excess of $100,000, whether as borrower, lender or guarantor (excluding credit supplied by the Company in the ordinary course of business); and

                    (x) Contracts containing covenants limiting the freedom of the Company or any officer, director or shareholder of the Company to engage in any line of business or compete with any person.

          True copies of all of the Contracts, including all amendments and supplements thereto, have been, or will be prior to the Settlement Date, made available to the Buyer.

               (r) Absence of Breaches or Defaults.  To the actual knowledge of
                   -------------------------------
     the Seller and the Company, except as set forth on Schedule 4.1(e) of the Disclosure Schedules, (i) all of the Contracts are valid and in full force and effect and (ii) no default or breach under any Contract by the Company has occurred.

               (s) Employee Benefit Plans.  True, complete and correct
                   ----------------------
     copies of each Benefit Arrangement which covers or has covered employees or former employees of the Company (with respect to their relationship with the Company) have been delivered by the Company to Buyer.

               (t) Brokers and Finders.  Except with respect to all fees to be
                   -------------------
     paid to Barrington Associates which shall be the sole responsibility of Seller, neither the Company nor any of its officers, directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

               (u) Proprietary Rights.  Schedule 4.1(u) of the Disclosure
                   ------------------
     Schedules sets forth (a) all of the Company's federal, state and foreign registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and (b) all other trademarks and other marks, trade names and other trade rights used by the Company in connection with its Business (collectively, the "Proprietary Rights") The Proprietary Rights listed on Schedule 4.1(u) of the Disclosure Schedules are all those used in the Business of the Company. No person has a right to receive any royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by the Company. The Company has not granted any license nor sold or otherwise transferred any interest in any of the Proprietary Rights to any other person. All of the Proprietary Rights of the Company are valid and enforceable rights of the Company and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

               (v) Insurance.  Schedule 4.1(v) of the Disclosure Schedules
                   ---------
     contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company on its Business, property or employees. Such insurance provides coverage to the extent and in a manner (a) customary for the industry in which the Company is engaged and (b) as may be required pursuant to applicable law and any and all Contracts to which the Company is a party. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no outstanding material unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Settlement Date.

               (w)  Severance Arrangements.  The Company has not entered into
                    ----------------------
     any agreement, oral or written, with any present or former employee of the Company that will result in any commitment or obligation (absolute or contingent) of Buyer to make any payment to any present or former employee of the Company following his or her termination of employment.

               (x)  No Other Agreements to Sell the Company.  Neither the
                    ---------------------------------------
     Company nor the Seller has any commitment or legal obligation, absolute or contingent, to any person or firm other than Buyer to (i) sell, assign or transfer any material portion of the assets of the Company or any of the capital stock of the Company, (ii) effect any merger, consolidation or other reorganization of the Company or (iii) enter into an agreement to do any of the foregoing.

               (y)  Labor Matters.  The Company is not a party to any labor
                    -------------
     agreement with respect to its employees with any labor organization, union, group or association. There is no labor strike or labor disturbance pending or threatened against the Company and in the past five (5) years the Company has not experienced a work stoppage or other labor difficulty. To the actual knowledge of the Company and the Seller, the Company is in compliance with all applicable laws respecting employment practices, terms and conditions of employment, wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company pending before any governmental agency.

               (z)  Banking Relationships.  Schedule 4.1(z) of the Disclosure
                    ---------------------
     Schedules sets forth a complete and accurate description of all arrangements that the Company has with any banks, savings and loan associations or other financial institutions providing for checking or savings accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating account numbers if applicable, and the person or persons authorized to act on behalf of the Company in respect thereof.

               (aa) Material Misstatements or Omissions.  No representation or
                    -----------------------------------
     warranty by the Company or the Seller in this Agreement, or in any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished or made available to the Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including, without limitation, the Disclosure Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

     4.2  Representations Regarding the Seller
          ------------------------------------

          The Seller hereby represents and warrants to the Buyer the following:

               (a) Ownership of Shares.  Seller (a) is the record and beneficial
                   -------------------
     owner of the Stock, (b) has good and marketable title to all of such Stock and (c) has the absolute right, power and authority to sell, transfer and deliver such Stock free and clear of all Encumbrances. Except for the Stock, Seller does not own any shares of capital stock of the Company. There are no options, warrants, rights, calls, commitments or other agreements of any character whatsoever relating to the Stock owned by the Seller.

               (b) Authority Relative to Agreement.  The Seller has the
                   -------------------------------
     requisite power and authority to enter into this Agreement, to perform Seller's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and
     (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

               (c) No Conflict or Violation.  To the actual knowledge of Seller,
                   ------------------------
     neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby, will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of Seller under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, partnership agreement or other instrument or obligation to which Seller is a party or to which Seller's properties or assets may be subject or (b) subject to compliance with the statutes and regulations referred to in Section 4.1(f) hereof, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of Seller's properties or assets.

               (d) Indebtedness of Seller.  Seller has not obtained any loans or
                   ----------------------
     incurred any indebtedness for which any property, assets or securities of the Company is pledged as collateral and there are no Encumbrances on any of the properties, assets or securities of the Company imposed in connection with any indebtedness or other obligations of Seller.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to the Seller as follows:

     5.1  Organization of Buyer
          ---------------------

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as it is now being conducted and as contemplated to be conducted following the consummation of the transactions contemplated by this Agreement.

     5.2  Authority Relative to Agreement
          -------------------------------

          Buyer has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly approved by the board of directors of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     5.3  No Conflict or Violation
          ------------------------

          Neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of Buyer under, any of the terms, conditions or provisions of (A) the Articles of Incorporation or Bylaws of Buyer or (B) to the actual knowledge of Buyer, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, Permit, partnership agreement or other instrument or obligation to which Buyer is a party or to which Buyer or any of its properties or assets may be subject or (ii) subject to compliance with the statutes and regulations referred to in Section 4.1(f) hereof to the actual knowledge of Buyer, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets; except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate, would not have a material adverse effect on the condition (financial or other), business, prospects, assets, liabilities or operations of Buyer

     5.4  Consents and Approvals
          ----------------------

          Except for the approval of the Board of Investment of the Government of Thailand of the Transfer of the Stock, to the actual knowledge of Buyer, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement.

     5.5  Litigation
          ----------

          There are no Actions pending or, to the actual knowledge of Buyer, threatened (i) against Buyer which would have a material adverse effect on the condition (financial or other), business, prospects, assets, liabilities or operations of Buyer or (ii) seeking to enjoin the transactions contemplated hereby. To the actual knowledge of Buyer, Buyer is not subject to any order, judgment, writ, injunction or decree.

     5.6  Brokers and Finders
          -------------------

          Except with respect to all fees to be paid to Barrington Associates which shall be the sole responsibility of Seller, neither Buyer nor any of its officers, directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

     5.7  Material Misstatements or Omissions
          -----------------------------------

          No representation or warranty by Buyer in this Agreement, or in any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished or made available to the Seller or the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.


                                  ARTICLE VI
                                  ----------

                        ACTIONS BY SELLER, THE COMPANY
                        ------------------------------
                    AND BUYERS PRIOR TO THE SETTLEMENT DATE
                    ---------------------------------------

          Seller, the Company and Buyer, as applicable, covenant as follows for the period from the date hereof through the Settlement Date:

     6.1  Maintenance of Business
          -----------------------

          The Business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and consistent with past practice, and the Company shall use its best efforts to maintain and preserve its Business, assets, prospects, employees, suppliers, customers and other advantageous business relationships.

     6.2  Certain Prohibited Transactions
          -------------------------------

          Except as set forth in the Disclosure Schedules, neither the Company nor the Seller shall, without the prior written consent of Buyer:

               (a) issue, sell, pledge, dispose of or encumber any of the capital stock of the Company;

               (b) except in the ordinary course of business, sell, pledge, dispose of or encumber any of the assets of the Company;

               (c) whether or not in the ordinary course of business, sell or dispose of any of the material assets of the Company;

               (d) amend or propose to amend any of the Company Documents;

               (e) split, combine or reclassify any shares of the capital stock of the Company or declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise with respect to any of the capital stock of the Company;

               (f) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any of the capital stock of the Company;

               (g) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company;

               (h) issue, sell, pledge or dispose of, or authorize, propose or agree to the issuance, sale, pledge or disposition of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, capital stock or any other equity securities of, the Company;

               (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or make any material investment either by purchase of stock or securities, contributions to capital, transfer of property or purchase of any material amount of property or assets, in any other individual or entity;

               (j) authorize, recommend or propose any material change in the capitalization of the Company;

               (k) enter into or terminate any material Contract, lease or other agreement, release or relinquish any material contract right or modify any material Contract, lease or other agreement;

               (l) make any change in the management structure of the Company including, but not limited to, the hiring of additional officers or the termination of existing officers;

               (m) take any action with respect to the grant of any severance or termination pay or with respect to any increase of benefits payable under the severance or termination pay policies or agreements of the Company in effect on the date hereof;

               (n) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan, policy, arrangement or agreement, or pay any salary or other compensation of any form to the Seller, except in the ordinary course of business and consistent with past practice.

               (o) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

               (p) do any other act which would cause any representation or warranty of Seller or the Company in this Agreement to become untrue in any material respect.

     6.3  Investigation by Buyer
          ----------------------

          Seller and the Company shall allow Buyer during regular business hours through Buyer's Representatives, to make such investigation of the business, properties, books and records of the Company, and to conduct such examination of the condition of the Company, as Buyer deems necessary or advisable to familiarize itself with such business, properties, books, records, condition and other matters, and to verify the representations and warranties of Seller and the Company hereunder.

     6.4  Consents and Best Efforts
          -------------------------

          Seller and the Company will, as soon as possible, commence to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the full and complete sale and transfer of all of the Stock to Buyer. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

     6.5  Notification of Certain Matters
          -------------------------------

          Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Settlement Date and (ii) any material failure of Seller, the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy same.

                                  ARTICLE VII

                      CONDITIONS TO SELLER'S OBLIGATIONS
                      ----------------------------------

          The obligation of Seller to cause the Transfer of the Stock to Buyer on the Settlement Date is subject, in the discretion of Seller, to the satisfaction, on or prior to the Settlement Date, of each of the following conditions:

     7.1  Representations, Warranties and Covenants
          -----------------------------------------

          All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Settlement Date as if such representations and warranties were made at and as of the Settlement Date, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Settlement Date. There shall be delivered to Seller a certificate (signed by the President of Buyer) to the foregoing effect.

     7.2  Consents
          --------

          All consents, approvals and waivers from governmental authorities and other parties necessary to permit Seller to cause the Transfer of the Stock to Buyer as contemplated hereby shall have been obtained.

     7.3  No Governmental Proceeding or Litigation
          ----------------------------------------

          No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially to damage Seller if the transactions contemplated hereunder are consummated.

     7.4  Commitment to Purchase Inventory
          --------------------------------

          Buyer shall purchase from Seller certain finished goods inventory currently owned by Seller with an approximate value of $198,780, which inventory currently is being used as salesman samples by Messers. Vahe Kizirian and Matti Antonen.

     7.5  Certificates
          ------------

          Buyer will furnish Seller with such certificates of its officers to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

     7.6  Corporate Documents
          -------------------

          Seller shall have received from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby, certified by Buyer's corporate secretary.

                                 ARTICLE VIII

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

          The obligation of Buyer to purchase the Stock as provided hereby is subject, in the discretion of Buyer, to the satisfaction, on or prior to the Settlement Date, of each of the following conditions:

     8.1  Representations, Warranties and Covenants
          -----------------------------------------

          All representations and warranties of Seller and the Company contained in this Agreement shall be true and correct in all material respects at and as of the Settlement Date as if such representations and warranties were made at and as of the Settlement Date, and Seller and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Settlement Date. There shall be delivered to Buyer certificates (one certificate to be signed by the President of the Company and one certificate to be signed by the President of the Seller) to the foregoing effect.

     8.2  Consents
          --------

          All consents, approvals and waivers from governmental authorities and other parties necessary to permit Buyer to purchase the Stock from Seller and Seller to cause the Transfer of the Stock to Buyer as contemplated hereby shall have been obtained.

     8.3  No Governmental Proceeding or Litigation
          ----------------------------------------

          No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially and adversely affect the value of the Stock or have a Material Adverse Effect if the transactions contemplated hereunder are consummated.

     8.4  Transfer of Shares of Capital Stock by Other Shareholders
          ---------------------------------------------------------

          On or prior to the Settlement Date, the Other Shareholders shall have Transferred to Buyer all of the shares of the capital stock of the Company owned by the Other Shareholders.

     8.5  Certificates
          ------------

          Seller and the Company shall furnish Buyer with such certificates of their respective officers to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

     8.6  Corporate Documents
          -------------------

          Buyer shall have received from the Company and the Seller resolutions adopted by the board of directors of the Company and the Seller, respectively, approving this Agreement and the transactions contemplated hereby, certified by the corporate secretary of the Company and the Seller, as applicable.

     8.7  Completion of Due Diligence
          ---------------------------

          Completion of Buyer's due diligence review of the items set forth on
Schedule 8.7 attached hereto and Buyer's satisfaction with the results of such review.

                                  ARTICLE IX

                            [INTENTIONALLY OMITTED]
                             ---------------------



                                   ARTICLE X
                                   ---------
                        ACTIONS BY SELLER, THE COMPANY
                        ------------------------------

                        AND BUYER AFTER THE SETTLEMENT
                        ------------------------------

     10.1  Books and Records
           -----------------

          Seller and Buyer agree that so long as any books, records and files relating to the business, properties, assets or operations of the Company, to the extent that they pertain to the operations of the Company prior to the Settlement Date, remain in existence, each party (at its expense) shall have the right to inspect and to make copies of the same at any time during business hours for any proper purpose.

     10.2  Further Assurances
           ------------------

           On and after the Settlement Date, Seller, the Company and Buyer will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

     10.3  Filing Tax Returns
           -------------------

           Buyer agrees to file the Company's tax return for the fiscal year ended June 30, 1996 on a timely basis, Seller agrees to assist Buyer with the preparation of such tax return and Seller shall be responsible for the payment of all taxes due and payable in connection with such tax return.

                                  ARTICLE XI

                                INDEMNIFICATION
                                ---------------

     11.1  Survival of Representations, Etc.
           ---------------------------------

           All statements contained in the Disclosure Schedules or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of each of the Company, Seller and Buyer contained herein shall survive for a period of two (2) years from the Settlement Date regardless of any investigation made by any of the parties hereto.

     11.2  Indemnification.
           ----------------

               (a) By Seller.  Seller shall indemnify, save and hold harmless
                   ---------
     Buyer and its Representatives from and against any and all costs, losses, Taxes, liabilities, damages, lawsuits, claims and expenses, including without limitation, interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with, arising out of, resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by the Company in or pursuant to this Agreement. Seller shall save and hold harmless Buyer and its Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by Seller in or pursuant to this Agreement.


               (b) Assistance.  Seller shall cooperate in all reasonable
                   ----------
     respects, at its cost, risk and expense, with Buyer's attorneys in the investigation, prosecution, trial and defense of any lawsuit, claim, proceeding, arbitration or action that is subject to indemnification under
     Section 11.2(a) above.

               (c) By Buyer.  Buyer shall indemnify, save and hold harmless
                   --------
     Seller from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by the Buyer in or pursuant to this Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     12.1  Termination
           -----------

           This Agreement may be terminated and the transactions contemplated hereby abandoned by the mutual written consent of each of the parties hereto or by any party hereto if the conditions to such party's obligations set forth in Articles VII and VIII, respectively, have not been satisfied on or before October 15, 1996 (unless waived by the party entitled to the benefit thereof),
----------
without liability of any party hereto; provided that no party will be released
                                       --------
from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of willful failure of any party to have performed its obligations hereunder. This Agreement shall terminate automatically if the Settlement Date has not occurred on or prior to October 15, 1996, unless the
                                                ----------
parties hereto agree to extend such date. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby.

     12.2  Assignment
           ----------

           Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller without the prior written consent of Buyer, nor by Buyer without the prior written consent of Seller, except that Buyer may, without such consent, assign the right to acquire the Stock to any affiliate of Buyer; provided, however, that Buyer shall continue to be a party to this Agreement and to be bound by the provisions hereof. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their, respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     12.3  Notices
           -------

           Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier or facsimile transmission (such delivered or facsimile notice to be effective on the date of delivery) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged or refused), as follows:

     If to the Seller:            Harlyn Products, Inc.

                                  ---------------------
                                  ---------------------
                                  Attention:
                                            -----------
                                  Telecopy No.:
                                               --------


     With a copy to (which shall not             -----------------------------
     constitute notice):                         -----------------------------
                                                 Attention:
                                                           -------------------
                                                 Telecopy No.:
                                                              ----------------

     If to the Company:                          Harlyn International

                                                 -----------------------------
                                                 -----------------------------
                                                 Attention:
                                                           -------------------
                                                 Telecopy No.:
                                                              ----------------
     With a copy to (which shall not
     constitute notice):                         -----------------------------
                                                 -----------------------------
                                                 Attention:
                                                           -------------------
                                                 Telecopy No.:
                                                              ----------------

     If to Buyer:                                The L.L. Knickerbocker Co., Inc.
                                                 30055 Comercio
                                                 Rancho Santa Margarita, CA  92688
                                                 Attention:  Anthony P. Shutts
                                                 Telecopy No.:  (714) 589-0339

     With a copy to                              Allen, Matkins, Leck, Gamble & Mallory
     (which shall not constitute notice):        18400 Von Karman Avenue, 4th Floor
                                                 Irvine, California  92612
                                                 Attention:  Ralph H. Winter, Esq.
                                                 Telecopy No.:  (714) 553-8354

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     12.4  Choice of Law
           -------------

           This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California.

     12.5  Entire Agreement; Amendments and Waivers
           ----------------------------------------

           This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment or modification of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party sought to be bound. No waiver shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     12.6  Counterparts
           ------------

           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.7  Invalidity
           ----------

           In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     12.8  Headings
           --------

           The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.9  Expenses
           --------

           Seller, the Company and Buyer will each be liable for their own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

     12.10 Publicity
           ---------

           Except as otherwise required by law, either the Company, Seller nor Buyer shall issue any press release or make any public statement regarding the transactions contemplated hereby (including, but not limited to, any press release or public statement announcing the execution of this Agreement, the termination of this Agreement or the consummation of the transactions contemplated hereby), without the prior written approval of the other parties hereto. The parties hereto shall issue a mutually acceptable press release as soon as practicable after the Execution Date announcing the Agreement and the transactions contemplated hereby.

     12.11 Confidential Information
           ------------------------

           The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors, affiliates and Representatives, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in
Section 12.10. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisors, consultants, affiliates and Representatives in connection with the transactions contemplated hereby. Seller, at a time and in a manner which they reasonably determine and after prior notice to and consultation with Buyer, may notify employees of the Company of the fact of the subject transaction. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


     "Seller"                 HARLYN PRODUCTS, INC., a California corporation

                              By: /s/ EDWARD DUDZIAK
                                 --------------------------------------------
                                 Name: Edward Dudziak
                                     ----------------------------------------
                                 Title: President
                                      ---------------------------------------

     "Company"                HARLYN INTERNATIONAL, a private Thailand
                              limited company

                              By: /s/ EDWARD DUDZIAK
                                 --------------------------------------------
                                 Name: Edward Dudziak
                                     ----------------------------------------
                                 Title: President
                                      ---------------------------------------

     "Buyer" THE L.L. KNICKERBOCKER CO., INC., a California corporation

                              By: /s/ ANTHONY P. SHUTTS
                                 --------------------------------------------
                                 Name: Anthony P. Shutts
                                     ----------------------------------------
                                 Title: Chief Financial Officer
                                      ---------------------------------------